UDR®

Opening doors to the future®



INVESTOR PRESENTATION

March 2026

101 N. Meridian
Tampa, FL



101 N. Meridian
Tampa, FL

TABLE OF CONTENTS

REASONS TO INVEST IN UDR



Why UDR

Total Return Track Record: 11% compounded annual total shareholder return over the last 25 years, which includes a robust income component from dividend distributions.

Operational Acumen: Track record of long-term outperformance driven by a culture of continuous innovation, resulting in a sustainable operating margin advantage and high resident satisfaction.

Full-Cycle Investment: Proven and consistent results across a variety of economic cycles, backed by an investment grade balance sheet to support growth and mitigate risk.

Enhanced Capital Allocation: Data driven and collaborative approach enhanced by AI tools to inform decisions on acquisitions, dispositions, development, redevelopment, and capital expenditures in an effort to maximize long-term cash flow growth.

Multiple Avenues for Growth: Active portfolio optimization paired with access to various funding sources provides capital to execute disciplined and accretive investments.

Attractive Risk-Adjusted Return Profile: Mid-4% dividend yield coupled with a share price that trades at a low-6% implied cap rate.

Source: Company documents.

Quarter-to-date results are consistent with our plan.[1] **Full-year 2026 guidance does not contemplate acceleration in second-half blended lease rate growth** to achieve the midpoint of our same-store revenue growth outlook.

Components of 2026 SSREV Growth Guidance		Update
2026 SSREV Growth	Low: 0.25% · Mid: 1.25% · High: 2.25%	**Markets**: San Francisco, New York, and Dallas are examples of markets where same-store revenue growth is trending ahead of expectations
Blended Lease Rate Growth	0.80%	**1Q26 Guidance**: +1.5% to +2% blended lease rate growth (approximately 2x prior year) **Strong Renewals**: >5% achieved QTD Sending renewal increase offers between 5% and 6% **Concessions**: Lower than 4Q25 and trending lower
Innovation and Other Income	0.45%	**Other Income**: Mid-single-digit growth
Occupancy and Bad Debt	0.00%	**Occupancy**: Mid-96% range, in-line with plan 1Q26 faces a challenging prior year comparison of 97.1% **YTD Resident Turnover**: 200bps year-over-year improvement; full-year guidance assumes stable results versus prior year

(1) As reported on February 9, 2026.
Source: Company documents.

CAPITAL ALLOCATION: STRATEGY AND RECENT ACTIVITY

UDR has a track record as a proficient steward of capital and can utilize various value creation drivers.

Sources of Capital



Cost
Not Attractive
Attractive
Source in Size
Yes
No
Dispositions
Common Equity
Unsecured Debt
Secured Debt
JV Capital
Commercial Paper / LOC

Current Strategy: Sell assets to fund growth and execute share repurchases when equity trades at a material discount to NAV; we have executed on this playbook consistently over the last 20 years.

2026 Guidance: $300M to $600M of asset sales.

Considerations: Dispositions are evaluated based on forward rent growth profile, CapEx, and operational upside.

Uses of Capital



Risk-Adjusted Return
Low
High
Investment Opportunity
Large
Small
JV Acquisitions
Acquisitions
Share Repurchases
Development
Debt and Preferred Equity
Redevelopment
NOI-Enhancing Cap Ex
Operating Platform

Current Priorities: Disposition proceeds expected to be used for (1) share repurchases, (2) debt repayment, and (3) potential acquisitions via 1031 exchange to manage tax gain capacity.

2026 Guidance: $100M to $200M of acquisitions

Recent Activity: $25 million of share repurchases quarter-to-date, in addition to $118 million repurchased in the second half of 2025.

Source: Company documents.

CORPORATE STRATEGY: THREE PILLARS

Operations, Capital Allocation, and Portfolio Exposure serve as UDR's pillars of relative value creation. Each pillar is grounded on enduring principles influenced by long-term structural macro themes to ensure positive contribution to our growth profile.



Relative FFOA and Cash Flow per
Share Growth = TSR Outperformance
Operations
Capital
Allocation
Portfolio
Exposures
Guiding Principles

Operations

- Improve resident retention through our Customer Experience project; continual innovation including the deployment of AI
- Deploy initiatives to enhance revenue and NOI growth as part of our agile operating strategy

Capital Allocation

- Ensure capital deployment is accretive while also preserving and enhancing the value of our assets
- Improve cash flow growth through investment tracking and oversight by our Capital Committee

Portfolio Exposures

- Optimize portfolio through insights from our proprietary investment analytics platform
- Heightened focus on asset-level and micro-market intelligence to inform capital decisions

Source: Company documents.

UDR VALUE PROPOSITION: HARNESSING DATA AND AI

UDR is increasingly using data to make better decisions across all business lines in the effort to drive shareholder value creation. This focus, grounded in our best-in-class operational platform, has expanded to our capital allocation efforts.

Operational Excellence

Customer Experience: Assess more than 1 million daily data elements to understand resident satisfaction.

+

Machine Learning: Leverage AI to increase the predictive nature of household satisfaction scores and identify corrective actions to increase the lifetime value of a resident.

+

Proactive Outreach: Insights guided more than 30,000 unique high-value touchpoints in 2025, which continues to drive peer-leading improvement in resident retention.

=

Same-Store Growth: Long-term outperformance driven by higher occupancy, innovative ancillary income initiatives, and constrained expense growth to deliver a sustainable operating margin advantage.

Capital Allocation

Investment Analytics: Refined approach using UDR's data enterprise to better inform all capital allocation decisions.

+

Market Selection: Evaluation of 40 variables and nearly 800 manipulations of these variables to identify how they drive relative rent and cash flow growth over time at the market level.

+

Submarket and Asset Selection: Evaluation of nearly 70 variables and 2,000 manipulations of these variables to identify how they drive relative rent and cash flow growth over time at the micro market and asset levels.

=

Targeted Capital Allocation: Nearly 30,000 apartment communities, or roughly 7 million institutional quality apartment homes, across 35 markets are continually evaluated to prioritize capital allocation opportunities that maximize value creation and shareholder return.

Source: Company documents.

OPERATIONAL EXCELLENCE: CUSTOMER EXPERIENCE

Enhancing the UDR Customer Experience lengthens average resident tenure and drives higher same-store and cash flow growth.

Peer-Leading Improvement: UDR ranks first among peers in change in resident retention since the launch of our Customer Experience project in 2023, as resident turnover has been reduced by 820 basis points (twice as much as the peer average). Residents choosing to stay longer at a UDR apartment community relative to the peer average reflects the value and quality UDR delivers.

Value Creation: Every 100 basis point decrease in trailing-twelve-month resident turnover equates to approximately $3.5 million of increased cash flow, or 35 basis points of improved NOI. Our 1,100 basis point improvement versus pre-COVID levels equates to approximately $38 million of increased annual cash flow.



Percent of Move Outs to Buy a Single-Family Home
25%
20%
15%
10%
5%
0%
Average Resident Tenure (Years)
2.3
2.2
2.1
2.0
1.9
1.8
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
As residents stay longer, the share of those who leave to buy homes is at an all-time low.
UDR Move Outs to Buy Home (lhs)
UDR Average Resident Tenure (rhs)
Peer Average Resident Tenure (rhs) (1)

(1) Peer group includes AVB, CPT, EQR, ESS, and MAA. Peer Average Resident Tenure is estimated based on reported resident turnover by each peer company.
Source: Company and peer documents.

CAPITAL ALLOCATION: INVESTMENT ANALYTICS

We have a heightened focus on converting data into actions that drive cash flow growth. Through our investment analytics platform, we have found that **allocating capital to the right asset is twice as important as picking the right market**. As such, all of our markets are investable and divestible based on asset-level characteristics that drive future cash flow growth.

Case Study: Acquisition of The Enclave at Potomac Club

Reflective of our asset-level focus, we acquired a 406-apartment home community in Woodbridge, VA in mid-November, during a period of uncertainty in the Washington, D.C. metro area due to DOGE concerns and the government shutdown. This community was identified as a candidate for outsized revenue growth, with a low CapEx profile, and operating efficiencies with an adjacent UDR community. Results since acquisition include the following:

Rent Growth	130 basis points above Washington, DC portfolio 80 basis points above total same-store portfolio
Occupancy	100 basis points above underwriting due to deployment of marketing initiatives
Other Income and Controllable Expenses	Ahead of underwriting due to seamless systems implementation
Future Margin Expansion	Additional occupancy upside, further staffing efficiencies, in-unit ROI upgrades, enhanced unit-level pricing
Yield	Initially mid-5%; Ahead of schedule to achieving UDR Platform yield[1] of more than 6% by year 3

(1) UDR Platform yield incorporates expected operational upside from occupancy, enhanced unit-level pricing, operating efficiencies, and other margin expanding activities. UDR Platform yield does not assume market rent growth.
Source: Company and peer documents.

STRONG, LIQUID, FLEXIBLE BALANCE SHEET(1)

Sector-leading weighted average interest rate, the lowest percentage of maturing debt among peers over the next 3 years, robust liquidity (nearly $1 billion), and strong leverage metrics support growth opportunities and reduce risk.

Investment Grade

BBB+
S&P Unsecured Rating

Baa1
Moody's Unsecured Rating

3.4%
Sector-best weighted average interest rate

Strong Leverage Metrics

30%
Consolidated debt-to-enterprise value

5.5x
Consolidated net debt-to-EBITDAre

4.9x
Consolidated fixed charge coverage ratio

Well Laddered Maturity Schedule

4.3 years
Average debt duration(2)

21%
Sector-low percentage of debt maturing through 2028

90%
of NOI unencumbered

Forward Debt Maturity Schedule ($M/Weighted Average Interest Rate)(2)


$357
3.0%
$333
3.6%
$467
3.7%
$966
4.1%
$831
3.3%
$761
2.9%
$427
2.2%
$650
2.0%
$600
4.0%
$1,000
$800
$600
$400
$200
$0
2026
2027
2028
2029
2030
2031
2032
2033
2034
Unsecured Debt
Secured Debt

(1) Metrics as of December 31, 2025, unless otherwise noted.
(2) 2028 maturities do not reflect $445.0 million of principal outstanding at an interest rate of 3.85%, the equivalent of SOFR plus a spread of 21.0 basis points, on the Company's unsecured commercial paper program as of December 31, 2025. Under the terms of the program the Company may issue up to a maximum aggregate amount outstanding of $700.0 million.

Source: Company and peer documents.

UDR AT A GLANCE[1][2]

UDR is a **full-cycle investment** that consistently generates strong total shareholder return ("TSR") through innovation, best-in-class operations, and disciplined capital allocation.

- 53 Year History
- S&P 500 Multifamily REIT
- ~60,000 Apartment Homes
- 21 Markets
- ~$21B EV
- 4.7% Dividend Yield
- Full-Cycle Investment
- Continuous Innovation

Robust Long-Term Relative TSR



25-Year
9.0%
10.2%
6.0%
6.5%
7.0%
7.5%
8.0%
8.5%
9.0%
9.5%
10.0%
10.5%
NAREIT Equity Index CAGR
UDR CAGR

Sustainable Dividends That Grow Over Time



213
Consecutive Quarterly Dividends Paid
6%
CAGR since 2010
$1.80
$1.40
$1.00
$0.60
$0.72
$1.74
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026

(1) As of January 31, 2026, except otherwise noted.
(2) Dividend Yield is based on UDR's 2026 annualized dividend of $1.74 per share.
Source: Company and peer documents, Nareit.

UDR AT A GLANCE: PORTFOLIO COMPOSITION

UDR is diversified across markets and price points to generate robust growth with less risk.

Market Mix


Northeast/Mid-Atlantic:
40% of NOI
West Coast:
35% of NOI
Sunbelt:
25% of NOI


80%
60%
40%
20%
UDR
Peer Average
Portfolio-Wide Rental Rate Differential(2,3)
% of SS Revenue in Five Largest Markets(2)

Less Concentration Risk

More Stability

Price Point and Location[1] Within Market


A-Quality
B-Quality
56%
44%
Coastal A
Coastal B
53%
47%
Sunbelt A
Sunbelt B
62%
38%
Urban
Suburban
68%
32%
Coastal Urban
Coastal Suburb
61%
39%
Sunbelt Urban
Sunbelt Suburb
12%
88%

(1) Price point and location charts are based on NOI. A-Quality is defined as having average community rent >120% of the market average rent. B-Quality is defined as having average community rent greater than or equal to 80% but less than 120% of the market average rent.
(2) Data as of December 31, 2025. Comparative top-5 markets for peer REITs are defined similarly to UDR's market definitions.
(3) Rental rate differential equals the percentage difference between 1st and 3rd quartile rent levels across each REIT's portfolio.
Source: Company and peer documents, Nareit.

POSITIVE FUNDAMENTALS

Demographics, affordability, and demand/supply factors continue to support apartment rentership.

Steady Rent-to-Income Ratio ("R/I")

Median resident R/I ratio in the low-20% range; average UDR household income is 2.5x higher than the median MSA income.



R/I Ratio
Long-Term Average
25%
24%
23%
22%
21%
20%
Dec-19
Dec-20
Dec-21
Dec-22
Dec-23
Dec-24
Dec-25

Attractive Relative Affordability

Nearly 60%, or $3,200 per month, less expensive to rent than own across UDR markets.



% Less Expensive to Rent vs. Own (TTM)
Long-Term Average
-20%
-30%
-40%
-50%
-60%
2003
2005
2007
2009
2011
2013
2015
2017
2019
2021
2023
2025

Robust Demand

Above-average population concentrations in the mid-20's to early-30's age cohorts support apartment rental demand.



U.S. Population by Age
Average (Ages 15 to 60)
4,800,000
4,400,000
4,000,000
3,600,000
15
20
25
30
35
40
45
50
55
60

Slowing Supply in UDR Markets

Multifamily completions declined to historical average levels[2] at year-end 2025 and are expected to trend lower in 2026 and 2027.



Long-Term Average
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
2025
2026e
2027e

(1) Metrics as of December 31, 2025, unless otherwise noted.
(2) Historical Average is defined as the period from 2000 through 2018.
Source: Company documents, RealPage, U.S. Census Bureau.

CORPORATE GOVERNANCE & SUSTAINABILITY LEADERSHIP

UDR is a **recognized global leader** with a commitment to further enhancing Corporate Responsibility.[1]

Top Workplace

Named a **2025 Top Workplace** and the **2024 and 2025 Top Workplaces winner** in the Real Estate Industry

"Most Honored"

Earned **Most Honored Company** among large-cap REITs in the 2025 Extel All-America Executive survey[2], including the #1 rated CEO, Board, and IR Team

Sector Leader

Recognized by GRESB as a **Residential Multifamily Sector Leader** twice since 2021

Responsibility

Named one of **America's Most Responsible Companies** by Newsweek in three consecutive years

Sustainable Development

Selected by USGBC as a LEED Homes Award recipient in the **Outstanding Developer** category

SDG Alignment

Aligned with **10 United Nations Sustainable Development Goals**

Green Bonds

Two Green Bond issuances totaling $650 million of proceeds since 2019



Climate Tech Funds

Committed to invest **$35M into strategic ESG and Climate Technology Funds**



(1) For additional details on UDR's goals and progress towards these goals, please refer to the Company's Corporate Responsibility website and its 7th annual Corporate Responsibility Report.
(2) This content was originally published by Extel Insights LLC on November 17, 2025, and is reproduced with their permission.
Source: Company documents.

UDR

Opening doors to the future®



APPENDIX

101 N. Meridian
Tampa, FL

THE CASE FOR APARTMENT REITS

Apartment REIT TSR has outperformed other REITs and the broader market since 2000 due to the following trends, which we expect will remain supportive of continued relative outperformance:

1. Ongoing shortage of U.S. housing
2. Increased propensity to rent
3. Housing's status as a necessary, non-discretionary expense
4. Better long-term NOI growth + lower CapEx than most REIT sectors

TOTAL SHAREHOLDER RETURN (INDEXED AT 100 IN JANUARY 2000)[1]



NAREIT Equity Apartments Index
NAREIT Equity Index
S&P 500
Apartment REITs have outperformed over time
9.9% Nareit Equity Apartments Index CAGR
9.7% Nareit Equity Index CAGR
8.8% S&P 500 CAGR
1,167
1,105
891
1,600.00
1,400.00
1,200.00
1,000.00
800.00
600.00
400.00
200.00
-
2000
2004
2008
2013
2017
2021
2026

ROLLING 3-YEAR ANNUALIZED TSR[1]



Apt. REIT Outperformance vs. Equity REITS
Two-thirds of the time, the Nareit Equity Apartments Index has outperformed the Nareit Equity Index on a rolling 3-Year TSR basis. Historically, after periods of 5% or greater underperformance, Apartment REITs have outperformed the REITs Index over the subsequent 7 years.
4% Average Outperformance
4% Average Underperformance
15%
10%
5%
0%
(5)%
(10)%
(15)%
2000
2004
2008
2013
2017
2021
2026

(1) Data through January 31, 2026.
Source: Nareit and Factset.

APARTMENT DEMOGRAPHICS AND FUNDAMENTALS

Long-term demographics remain strong for apartments. Since 2010, approximately 30% fewer total housing units have been produced versus total households formed over the same period.



U.S. POPULATION BY AGE COHORT (MILLIONS)
Domestically Born
Foreign Born
25
20
15
10
5
0
Future renter cohort
Primary renter cohort
Increasingly important renter cohort
Age: 5-9 10-14 15-19 20-24 25-29 30-34 35-39 40-44 45-49 50-54 55-59 60-64



PROPENSITY TO RENT BY AGE COHORT
TTM (lt. axis)
Increase Since Peak H.O. Rate (bps, rt. axis)
70%
60%
50%
40%
30%
20%
10%
800
600
400
200
0
63.4%
651
802
38.8%
707
29.9%
592
24.2%
210
21.0%
Age: < 35 35-44 45-54 55-64 >65

- Sizeable current primary renter cohort
- Larger domestically born future renter cohort
- Potential upside from foreign-born growth

Significantly higher propensity to rent due to:

- Overall housing shortage
- High for-sale home prices and mortgage rates
- Pent-up demand (household formation)



Peak home-buying age ↑ to 38 from 29 in the 1970s.



Average age of marriage ↑ to 32 from 22 in the 1970s.



67% of Millennials who want to own a home have zero down payment savings.

Source: U.S. Census Bureau. Data as of December 31, 2025, where available.

APARTMENT DEMOGRAPHICS AND FUNDAMENTALS

Low absolute and relative affordability represent a barrier to single-family ownership, resulting in a larger potential multifamily renter pool. Forward supply expectations do not appear to solve the nation's supply-demand balance.

Household ("HH") Growth by Type (000s)



YOY Owner HH Formation
YOY Renter HH Formation
YOY Total Housing Completions
Single Family Affordability (rt. axis)
2,200
1,200
200
(800)
(1,800)
80.0
60.0
40.0
20.0
0.0
2001
2004
2007
2010
2013
2016
2019
2022
2025

UDR Monthly Cost To Rent vs. Total Cost To Own[1]



% Less Expensive to Rent vs. Own (TTM)
Long-Term Average
-20%
-30%
-40%
-50%
-60%
2003
2005
2007
2009
2011
2013
2015
2017
2019
2021
2023
2025

- Rent-versus-own analysis[1] shows it is approximately **60% less expensive** to rent than own across UDR markets. This equates to **relative savings of approximately $3,300 per month** to rent a UDR apartment home.
- **Relative affordability has improved by 25%** compared to pre-COVID levels.

(1) UDR Average Monthly Cost to Rent is as of 4Q 2025 and is defined as Total Revenue Per Occupied Home on a Same-Store basis. Blended cost to own a home is calculated using data from Moody's, National Association of Realtors, and property prices (both single-family and condos) from Zillow for the markets in which UDR operates and is based on UDR's NOI by market. Monthly mortgage costs assumes a 20% down payment and a 30-year fixed rate mortgage based on historical quarterly rates from Federal Reserve Economic Data. Monthly cost to own also includes taxes and insurance expense assumed at 1/12 of 2% of the historical median home price.

Source: U.S. Census Bureau, Federal Reserve Economic Data, REIS, Zillow, Moody's National Association of Realtors, Company documents.

NOTES

FORWARD LOOKING STATEMENTS

Certain statements made in this presentation may constitute "forward-looking statements." Words such as "expects," "intends," "believes," "anticipates," "plans," "likely," "will," "seeks," "outlook," "guidance," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, general market and economic conditions, unfavorable changes in the apartment market and economic conditions that could adversely affect occupancy levels and rental rates, the impact of inflation/deflation on rental rates and property operating expenses, the availability of capital and the stability of the capital markets, the impact of tariffs, geopolitical tensions, government shutdowns, and changes in immigration, elevated interest rates, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule or at expected rent and occupancy levels, changes in job growth, home affordability and demand/supply ratio for multifamily housing, development and construction risks that may impact profitability, risks that joint ventures with third parties and Debt and Preferred Equity Program investments do not perform as expected, the failure of automation or technology to help grow net operating income, and other risk factors discussed in documents filed by the Company with the SEC from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this presentation, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

Definitions and reconciliations can be found in the attached appendix and on UDR's investor relations website at http://ir.udr.com/ under the News and Presentations heading.

UDR®

Investor Relations Contact:
Trent Trujillo
ttrujillo@udr.com
720.283.6135

Opening doors to the future®

Definitions and Reconciliations

March 2026



101 N. Meridian
Tampa, FL

DEFINITIONS AND RECONCILIATIONS

Acquired Communities: The Company defines Acquired Communities as those communities acquired by the Company, other than development and redevelopment activity, that did not achieve stabilization as of the most recent quarter.

Adjusted Funds from Operations ("AFFO") attributable to common stockholders and unitholders: The Company defines AFFO as FFO as Adjusted attributable to common stockholders and unitholders less recurring capital expenditures on consolidated communities and the Company's proportionate share of recurring capital expenditures on unconsolidated partnerships and joint ventures, that are necessary to help preserve the value of and maintain functionality at our communities.

Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company's operational performance than FFO or FFO as Adjusted. AFFO is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of our operating performance. The Company believes that net income/(loss) attributable to common stockholders is the most directly comparable GAAP financial measure to AFFO. Management believes that AFFO is a widely recognized measure of the operations of REITs, and presenting AFFO enables investors to assess our performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not always be comparable to AFFO calculated by other REITs. AFFO should not be considered as an alternative to net income/(loss) (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. A reconciliation from net income/(loss) attributable to common stockholders to AFFO is provided on page A-10 of this presentation.

Consolidated Fixed Charge Coverage Ratio – adjusted for non-recurring items: The Company defines Consolidated Fixed Charge Coverage Ratio - adjusted for non-recurring items as Consolidated Interest Coverage Ratio - adjusted for non-recurring items divided by total consolidated interest, excluding the impact of costs associated with debt extinguishment, plus preferred dividends.

Management considers Consolidated Fixed Charge Coverage Ratio – adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lenders with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise Consolidated Fixed Charge Coverage Ratio – adjusted for non-recurring items is provided on page A-9 of this presentation.

Consolidated Interest Coverage Ratio – adjusted for non-recurring items: The Company defines Consolidated Interest Coverage Ratio – adjusted for non-recurring items as Consolidated EBITDAre – adjusted for non-recurring items divided by total consolidated interest, excluding the impact of costs associated with debt extinguishment.

Management considers Consolidated Interest Coverage Ratio – adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lenders with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise Consolidated Interest Coverage Ratio – adjusted for non-recurring items is provided on page A-9 of this presentation.

Consolidated Net Debt-to-EBITDAre – adjusted for non-recurring items: The Company defines Consolidated Net Debt-to-EBITDAre – adjusted for non-recurring items as total consolidated debt net of cash and cash equivalents divided by annualized Consolidated EBITDAre – adjusted for non-recurring items. Consolidated EBITDAre – adjusted for non-recurring items is defined as EBITDAre excluding the impact of income/(loss) from unconsolidated entities, adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures and other non-recurring items including, but not limited to casualty-related charges/(recoveries), net of wholly owned communities.

Management considers Consolidated Net Debt-to-EBITDAre – adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lenders with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation between net income/(loss) and Consolidated EBITDAre – adjusted for non-recurring items is provided on page A-9 of this presentation.

Source: Company documents, Nareit and Green Street.

DEFINITIONS AND RECONCILIATIONS

Contractual Return Rate: The Company defines Contractual Return Rate as the rate of return or interest rate that the Company is entitled to receive on a preferred equity investment or loan, as specified in the applicable agreement.

Controllable Expenses: The Company refers to property operating and maintenance expenses as Controllable Expenses.

Controllable Operating Margin: The Company defines Controllable Operating Margin as (i) rental income less Controllable Expenses (ii) divided by rental income.

Management considers Controllable Operating Margin a useful metric as it provides investors with an indicator of the Company's ability to limit the growth of expenses that are within the control of the Company.

Cost of Capital: The cost to a company, such as a REIT, of raising capital in the form of equity (common or preferred stock) or debt. The cost of equity capital generally is considered to include both the dividend yield as well as the expected equity growth either by higher dividends or appreciation in stock price. The cost of debt capital generally is the after-tax interest expense on the debt incurred.

Debt-to-Asset Value: The amount of debt in relation to gross assets.

Debt-to-Enterprise Value: The amount of debt in relation to Enterprise Value.

Management considers Debt-to-Enterprise Value a useful metric for investors as it is a widely recognized measure for evaluating leverage of a public company and presenting Debt-to-Enterprise Value enables investors to assess our leverage in comparison to other REITs.

Development Communities: The Company defines Development Communities as those communities recently developed or under development by the Company, that are currently majority owned by the Company and have not achieved stabilization as of the most recent quarter.

Dividend Payout Ratio: Measures the percentage of a REIT's common dividend that is covered by recurring cash flow.

Dividend Yield: A valuation metric typically used to compare dividend return potential. Dividend yield is the expected annual dividend per share as a percentage of the current share price.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre): The Company defines EBITDAre as net income/(loss) (computed in accordance with GAAP), plus interest expense, including costs associated with debt extinguishment, plus real estate depreciation and amortization, plus other depreciation and amortization, plus (minus) income tax provision/(benefit), (minus) plus net gain/(loss) on the sale of depreciable real estate owned, plus impairment write-downs of depreciable real estate, plus the adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures. The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or Nareit, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the Nareit definition, or that interpret the Nareit definition differently than the Company does. The White Paper on EBITDAre was approved by the Board of Governors of Nareit in September 2017.

Management considers EBITDAre a useful metric for investors as it provides an additional indicator of the Company's ability to incur and service debt and enables investors to assess our performance against that of its peer REITs. EBITDAre should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. EBITDAre does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation between net income/(loss) and EBITDAre is provided on page A-9 of this presentation.

Source: Company documents, Nareit and Green Street.

DEFINITIONS AND RECONCILIATIONS

Effective Blended Lease Rate Growth: The Company defines Effective Blended Lease Rate Growth as the combined proportional growth as a result of Effective New Lease Rate Growth and Effective Renewal Lease Rate Growth.

Management considers Effective Blended Lease Rate Growth a useful metric for investors as it assesses combined proportional market-level, new and in-place demand trends.

Effective New Lease Rate Growth: The Company defines Effective New Lease Rate Growth as the increase/(decrease) in gross potential rent realized less concessions on a straight-line basis for the new lease term (current effective rent) versus prior resident effective rent for the prior lease term on new leases commenced during the current quarter.

Management considers Effective New Lease Rate Growth a useful metric for investors as it assesses market-level new demand trends.

Effective Renewal Lease Rate Growth: The Company defines Effective Renewal Lease Rate Growth as the increase/(decrease) in gross potential rent realized less concessions on a straight-line basis for the new lease term (current effective rent) versus prior effective rent for the prior lease term on renewed leases commenced during the current quarter.

Management considers Effective Renewal Lease Rate Growth a useful metric for investors as it assesses market-level, in-place demand trends.

Enterprise Value: The summation of Equity Market Cap, short-term debt, and long-term debt, net of balances for cash and cash equivalents, on a given date.

Management considers Enterprise Value a useful metric for investors as it is a widely recognized measure for calculating the public value of assets.

Equity Market Cap: The market value of all outstanding common stock and equivalents of a company based on the trading price of the common stock on a given date.

Estimated Quarter of Completion: The Company defines Estimated Quarter of Completion of a development or redevelopment project as the date on which construction is expected to be completed, but it does not represent the date of stabilization.

Funds from Operations as Adjusted ("FFO as Adjusted") attributable to common stockholders and unitholders: The Company defines FFO as Adjusted attributable to common stockholders and unitholders as FFO excluding the impact of other non-comparable items including, but not limited to, acquisition-related costs, prepayment costs/benefits associated with early debt retirement, impairment write-downs or gains and losses on sales of real estate or other assets incidental to the main business of the Company and income taxes directly associated with those gains and losses, casualty-related expenses and recoveries, severance costs, software transition related costs, and legal and other costs.

Management believes that FFO as Adjusted is useful supplemental information regarding our operating performance as it provides a consistent comparison of our operating performance across time periods and allows investors to more easily compare our operating results with other REITs. FFO as Adjusted is not intended to represent cash flow or liquidity for the period and is only intended to provide an additional measure of our operating performance. The Company believes that net income/(loss) attributable to common stockholders is the most directly comparable GAAP financial measure to FFO as Adjusted. However, other REITs may use different methodologies for calculating FFO as Adjusted or similar FFO measures and, accordingly, our FFO as Adjusted may not always be comparable to FFO as Adjusted or similar FFO measures calculated by other REITs. FFO as Adjusted should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. A reconciliation from net income attributable to common stockholders to FFO as Adjusted is provided on page A-10 of this presentation.

Source: Company documents, Nareit and Green Street.

DEFINITIONS AND RECONCILIATIONS

Funds From Operations ("FFO") attributable to common stockholders and unitholders: The Company defines FFO attributable to common stockholders and unitholders as net income/(loss) attributable to common stockholders (computed in accordance with GAAP), excluding impairment write-downs of depreciable real estate related to the main business of the Company or of investments in non-consolidated investees that are directly attributable to decreases in the fair value of depreciable real estate held by the investee, gains and losses from sales of depreciable real estate related to the main business of the Company and income taxes directly associated with those gains and losses, plus real estate depreciation and amortization, and after adjustments for noncontrolling interests, and the Company's share of unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust's definition issued in April 2002 and restated in November 2018. In the computation of diluted FFO, if OP Units, DownREIT Units, unvested restricted stock, unvested LTIP Units, stock options, and the shares of Series E Cumulative Convertible Preferred Stock are dilutive, they are included in the diluted share count.

Management considers FFO a useful metric for investors as the Company uses FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation from net income/(loss) attributable to common stockholders to FFO is provided on page A-10 of this presentation.

Held For Disposition Communities: The Company defines Held for Disposition Communities as those communities that were held for sale as of the end of the most recent quarter.

Internal Rate of Return ("IRR"): The discount rate that sets estimated discounted cash flows equal to the initial investment.

Joint Venture Reconciliation at UDR's weighted average ownership interest:

In thousands	4Q 2025	YTD 2025
Income/(loss) from unconsolidated entities	$ 4,934	$ 28,388
Management fee	942	3,645
Interest expense	5,266	19,027
Depreciation	12,562	48,512
General and administrative	322	630
Preferred Equity Program (excludes loans)	(7,142)	(29,558)
Other (income)/expense	11	(492)
Realized and unrealized (gain)/loss on real estate technology investments, net of tax	(436)	(6,363)
Total Joint Venture NOI at UDR's Ownership Interest	$ 16,459	$ 63,789

Net Asset Value: Net Asset Value ("NAV") is defined as marked-to-market value of assets less marked-to-market value of liabilities and preferred equity, divided by total outstanding diluted shares and operating partnership units. Management considers NAV a useful metric for investors as it provides context to portfolio value changes over time based on widely accepted market inputs.

Source: Company documents, Nareit and Green Street.

Net Operating Income ("NOI"): The Company defines NOI as rental income less direct property rental expenses. Rental income represents gross market rent and other revenues less adjustments for concessions, vacancy loss and bad debt. Rental expenses include real estate taxes, insurance, personnel, utilities, repairs and maintenance, administrative and marketing. Excluded from NOI is property management expense, which is calculated as 3.25% of property revenue, and land rent. Property management expense covers costs directly related to consolidated property operations, inclusive of corporate management, regional supervision, accounting and other costs.

Management considers NOI a useful metric for investors as it is a more meaningful representation of a community's continuing operating performance than net income as it is prior to corporate-level expense allocations, general and administrative costs, capital structure and depreciation and amortization and is a widely used input, along with capitalization rates, in the determination of real estate valuations. A reconciliation from net income/(loss) attributable to UDR, Inc. to NOI is provided below.

In thousands	4Q 2025	3Q 2025	2Q 2025	1Q 2025	4Q 2024
Net income/(loss) attributable to UDR, Inc.	$ 222,902	$ 40,409	$ 37,673	$ 76,720	$ (5,044)
Property management	13,937	13,952	13,747	13,645	13,665
Other operating expenses	7,947	6,975	7,753	8,059	9,613
Real estate depreciation and amortization	163,610	165,926	163,191	161,394	165,446
Interest expense	49,684	50,569	48,665	47,701	49,625
Casualty-related charges/(recoveries), net	3,248	1,755	3,382	3,297	6,430
General and administrative	22,948	22,732	19,929	19,495	25,469
Tax provision/(benefit), net	37	382	258	158	312
(Income)/loss from unconsolidated entities	(4,934)	(14,011)	(3,629)	(5,814)	(8,984)
Interest income and other (income)/expense, net	(5,406)	(3,714)	(8,134)	(1,921)	30,858
Joint venture management and other fees	(4,281)	(2,570)	(2,398)	(2,112)	(2,288)
Other depreciation and amortization	4,451	7,009	7,387	7,067	6,381
(Gain)/loss on sale of real estate owned	(194,974)	-	-	(47,939)	-
Net income/(loss) attributable to noncontrolling interests	15,383	2,721	2,556	5,351	(479)
Total consolidated NOI	$ 294,552	$ 292,135	$ 290,380	$ 285,101	$ 291,004

NOI Enhancing Capital Expenditures ("Cap Ex"): The Company defines NOI Enhancing Capital Expenditures as expenditures that result in increased income generation or decreased expense growth over time. Management considers NOI Enhancing Capital Expenditures a useful metric for investors as it quantifies the amount of capital expenditures that are expected to grow, not just maintain, revenues or to decrease expenses.

Nominal Cap Rate: Nominal cap rates represent the expected unleveraged first year yield a property buyer expects to realize on its investment.

Non-Mature Communities: The Company defines Non-Mature Communities as those communities that have not met the criteria to be included in same-store communities.

Non-Residential / Other: The Company defines Non-Residential / Other as non-apartment components of mixed-use properties, land held, properties being prepared for redevelopment and properties where a material change in home count has occurred.

Other Markets: The Company defines Other Markets as the accumulation of individual markets where it operates less than 1,000 Same-Store homes. Management considers Other Markets a useful metric as the operating results for the individual markets are not representative of the fundamentals for those markets as a whole.

Physical Occupancy: The Company defines Physical Occupancy as the number of occupied homes divided by the total homes available at a community.

Source: Company documents, Nareit and Green Street.

QTD Same-Store Communities: The Company defines QTD Same-Store Communities as those communities Stabilized for five full consecutive quarters. These communities were owned and had stabilized operating expenses as of the beginning of the quarter in the prior year, were not in process of any substantial redevelopment activities, and were not held for disposition.

Recurring Capital Expenditures: The Company defines Recurring Capital Expenditures as expenditures that are necessary to help preserve the value of and maintain functionality at its communities.

Redevelopment Communities: The Company generally defines Redevelopment Communities as those communities where substantial redevelopment is in progress. Based upon the level of material impact the redevelopment has on the community (operations, occupancy levels, and future rental rates), the community may or may not maintain Stabilization. As such, for each redevelopment, the Company assesses whether the community remains in Same-Store.

Sold Communities: The Company defines Sold Communities as those communities that were disposed of prior to the end of the most recent quarter.

Stabilization/Stabilized: The Company defines Stabilization/Stabilized as when a community's occupancy reaches 90% or above for at least three consecutive months.

Stabilized, Non-Mature Communities: The Company defines Stabilized, Non-Mature Communities as those communities that have reached Stabilization but are not yet in the same-store portfolio.

Total Revenue per Occupied Home: The Company defines Total Revenue per Occupied Home as rental and other revenues with concessions reported on a straight-line basis, divided by the product of occupancy and the number of apartment homes.

Management considers Total Revenue per Occupied Home a useful metric for investors as it serves as a proxy for portfolio quality, both geographic and physical.

YTD Same-Store Communities: The Company defines YTD Same-Store Communities as those communities Stabilized for two full consecutive calendar years. These communities were owned and had stabilized operating expenses as of the beginning of the prior year, were not in process of any substantial redevelopment activities, and were not held for disposition.

Source: Company documents, Nareit and Green Street.

DEFINITIONS AND RECONCILIATIONS

2026 Guidance: All guidance is based on current expectations of future economic conditions and the judgment of the Company's management team. The following reconciles from GAAP Net income/(loss) per share for the first quarter of 2026 and full-year 2026 to forecasted FFO and FFO as Adjusted per share and unit:

	1Q 2026		Full-Year 2026	
	Low	High	Low	High
Forecasted net income per diluted share	$ 0.11	$ 0.13	$ 0.45	$ 0.55
Conversion from GAAP share count	(0.01)	(0.01)	(0.04)	(0.04)
Depreciation	0.50	0.50	2.02	2.02
Noncontrolling interests	0.01	0.01	0.03	0.03
Preferred dividends	-	-	0.01	0.01
Forecasted FFO per diluted share and unit	**$ 0.61**	**$ 0.63**	**$ 2.47**	**$ 2.57**
Legal and other costs	-	-	-	-
Casualty-related charges/(recoveries)	-	-	-	-
Realized/unrealized (gain)/loss on real estate technology investments	-	-	-	-
Forecasted FFO as Adjusted per diluted share and unit	**$ 0.61**	**$ 0.63**	**$ 2.47**	**$ 2.57**

Source: Company documents.

Coverage Ratios		Quarter Ended December 31, 2025
Net income/(loss)	$	238,285
Adjustments:		
Interest expense, including debt extinguishment and other associated costs		49,684
Real estate depreciation and amortization		163,610
Other depreciation and amortization		4,451
Tax provision/(benefit), net		37
Net (gain)/loss on the sale of depreciable real estate owned		(194,974)
Adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures		18,850
EBITDAre	$	279,943
Casualty-related charges/(recoveries), net		3,248
Legal and other costs		3,633
Realized and unrealized (gain)/loss on real estate technology investments		(299)
Severance costs		777
(Income)/loss from unconsolidated entities		(4,934)
Adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures		(18,850)
Management fee expense on unconsolidated joint ventures		(942)
Consolidated EBITDAre - adjusted for non-recurring items	$	262,576
Annualized consolidated EBITDAre - adjusted for non-recurring items	$	1,050,304
Interest expense, including debt extinguishment and other associated costs		49,684
Capitalized interest expense		2,300
Total interest	$	51,984
Preferred dividends	$	1,211
Total debt	$	5,821,369
Cash		(1,222)
Net debt	$	5,820,147
Consolidated Interest Coverage Ratio - adjusted for non-recurring items		**5.1x**
Consolidated Fixed Charge Coverage Ratio - adjusted for non-recurring items		**4.9x**
Consolidated Net Debt-to-EBITDAre - adjusted for non-recurring items		**5.5x**

Source: Company documents.

DEFINITIONS AND RECONCILIATIONS

In thousands, except per share and unit amounts	Three Months Ended December 31, 2025	Three Months Ended December 31, 2024	Twelve Months Ended December 31, 2025	Twelve Months Ended December 31, 2024
Net income/(loss) attributable to common stockholders	$ 221,691	$ (6,241)	$ 372,865	$ 84,750
Real estate depreciation and amortization	163,610	165,446	654,121	676,068
Noncontrolling interests	15,383	(479)	26,011	6,292
Real estate depreciation and amortization on unconsolidated joint ventures	13,584	12,799	51,829	53,727
Impairment loss from unconsolidated joint ventures	-	-	-	8,083
Net (gain)/loss on consolidation	-	-	(286)	-
Net (gain)/loss on the sale of depreciable real estate owned, net of tax	(194,974)	-	(242,913)	(16,867)
Funds from operations ("FFO") attributable to common stockholders and unitholders, basic	$ 219,294	$ 171,525	$ 861,627	$ 812,053
Distributions to preferred stockholders - Series E (Convertible) [1]	1,211	1,197	4,839	4,835
FFO attributable to common stockholders and unitholders, diluted	$ 220,505	$ 172,722	$ 866,466	$ 816,888
FFO per weighted average common share and unit, basic	$ 0.62	$ 0.49	$ 2.44	$ 2.30
FFO per weighted average common share and unit, diluted	$ 0.62	$ 0.48	$ 2.43	$ 2.29
Weighted average number of common shares and OP/DownREIT Units outstanding, basic	351,943	353,237	353,139	353,283
Weighted average number of common shares, OP/DownREIT Units, and common stock equivalents outstanding, diluted	355,349	357,442	356,686	356,957
Impact of adjustments to FFO:				
Legal and other costs	$ 3,633	$ 6,320	$ 13,479	$ 13,315
Realized and unrealized (gain)/loss on real estate technology investments, net of tax	(735)	(3,406)	(4,040)	(8,019)
Severance costs	777	6,006	9,514	10,556
Provision for loan loss	-	37,271	-	37,271
Software transition related costs	-	-	9,263	-
Casualty-related charges/(recoveries)	3,248	6,430	11,682	15,179
Total impact of adjustments to FFO	$ 6,923	$ 52,621	$ 39,898	$ 68,302
FFO as Adjusted attributable to common stockholders and unitholders, diluted	$ 227,428	$ 225,343	$ 906,364	$ 885,190
FFO as Adjusted per weighted average common share and unit, diluted	$ 0.64	$ 0.63	$ 2.54	$ 2.48
Recurring capital expenditures, inclusive of unconsolidated joint ventures	(33,912)	(31,620)	(113,756)	(105,116)
AFFO attributable to common stockholders and unitholders, diluted	$ 193,516	$ 193,723	$ 792,608	$ 780,074
AFFO per weighted average common share and unit, diluted	$ 0.54	$ 0.54	$ 2.22	$ 2.19

See pages A-1 through A-10 for definitions and other terms.

(1) Series E cumulative convertible preferred shares are dilutive for purposes of calculating FFO per share for the three and twelve months ended December 31, 2025, and December 31, 2024. Consequently, distributions to Series E cumulative convertible preferred stockholders are added to FFO and the weighted average number of Series E cumulative convertible preferred shares are included in the denominator when calculating FFO per common share and unit, diluted.

Source: Company documents.

FORWARD LOOKING STATEMENTS

Certain statements made in this presentation may constitute “forward-looking statements.” Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “outlook,” “guidance,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, general market and economic conditions, unfavorable changes in the apartment market and economic conditions that could adversely affect occupancy levels and rental rates, the impact of inflation/deflation on rental rates and property operating expenses, the availability of capital and the stability of the capital markets, the impact of tariffs, geopolitical tensions, government shutdowns, and changes in immigration, elevated interest rates, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule or at expected rent and occupancy levels, changes in job growth, home affordability and demand/supply ratio for multifamily housing, development and construction risks that may impact profitability, risks that joint ventures with third parties and Debt and Preferred Equity Program investments do not perform as expected, the failure of automation or technology to help grow net operating income, and other risk factors discussed in documents filed by the Company with the SEC from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this presentation, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

Definitions and reconciliations can be found in the attached appendix and on UDR’s investor relations website at http://ir.udr.com/ under the News and Presentations heading.

UDR®